UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2019

GETTY REALTY CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-13777	11-3412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 110, Jericho, New York	11753-1681
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 478-5400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2019, Getty Realty Corp. (the “Company”) entered into an amended and restated note purchase and guarantee agreement (the “Fourth Amended and Restated Prudential Agreement”) amending and restating its existing senior unsecured note purchase agreement with The Prudential Insurance Company of America and certain of its affiliates (collectively, “Prudential”). The Company also entered into (i) a note purchase and guarantee agreement (the “AIG Agreement”) with American General Life Insurance Company (“AIG”) and (ii) a note purchase and guarantee agreement (the “MassMutal Agreement” and, together with the Fourth Amended and Restated Prudential Agreement and the AIG Agreement, the “Note Purchase Agreements”) with Massachusetts Mutual Life Insurance Company and certain of its affiliates (collectively, “MassMutual”).

Pursuant to the Fourth Amended and Restated Prudential Agreement, the Company issued $50,000,000 of 3.52% Series F Guaranteed Senior Notes due September 12, 2029 (the “Series F Notes”) to Prudential. The Fourth Amended and Restated Prudential Agreement does not provide for scheduled reductions in the principal balance of the Series F Notes or any of the Company’s previously issued Series A Notes, Series B Notes, Series C Notes or Series D Notes prior to their respective maturities.

Pursuant to the AIG Agreement, the Company issued $50,000,000 of 3.52% Series G Guaranteed Senior Notes due September 12, 2029 (the “Series G Notes”) to AIG. The AIG Agreement does not provide for scheduled reductions in the principal balance of the Series G Notes prior to their maturity.

Pursuant to the MassMutual Agreement, the Company issued $25,000,000 of 3.52% Series H Guaranteed Senior Notes due September 12, 2029 (the “Series H Notes”) to MassMutual. The MassMutual Agreement does not provide for scheduled reductions in the principal balance of the Series H Notes prior to their maturity.

The Note Purchase Agreements contain customary financial covenants such as leverage, coverage ratios and minimum tangible net worth, as well as limitations on restricted payments, which may limit the Company’s ability to incur additional debt or pay dividends. The Note Purchase Agreements also contain customary events of default, including default under the Company’s existing $300,000,000 senior unsecured credit agreement (the “Credit Agreement”) and failure to maintain REIT status. Any event of default, if not cured or waived, could result in the acceleration of the Company’s indebtedness under the Note Purchase Agreements and could also give rise to an event of default under, and result in the acceleration of the Company’s obligations under, the Credit Agreement. The Company used the net proceeds from the issuance of the Series F Notes, Series G Notes and Series H Notes to repay $65,000,000 of borrowings outstanding under the Company’s $250,000,000 unsecured revolving credit facility under the Credit Agreement (the “Revolving Facility”) and $50,000,000 of borrowings outstanding under the Company’s $50,000,000 unsecured term loan credit facility under the Credit Agreement (the “Term Loan Facility”); the Company will apply the remainder of such net proceeds for general corporate purposes.

On September 12, 2019, the Company also entered into an amendment to the Credit Agreement (the “Credit Agreement Amendment”). The Credit Agreement Amendment increases the Company’s borrowing capacity under the Revolving Facility from $250,000,000 to $300,000,000 and reduces lender commitments under the Term Loan Facility from $50,000,000 to $0.

The foregoing descriptions of the Note Purchase Agreements and the Credit Agreement Amendment do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of such documents, copies of which will be filed as Exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending on September 30, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the terms of the Note Purchase Agreements as set forth above in Item 1.01 are hereby incorporated by reference into this Item.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release issued by Getty Realty Corp. on September 12, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY REALTY CORP.

Date: September 12, 2019	By:	/s/ Danion Fielding
Danion Fielding
Vice President, Chief
Financial Officer and Treasurer

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